EXHIBIT 32.1

NOVELLUS SYSTEMS, INC.

CERTIFICATION

In connection with the periodic report of Novellus Systems, Inc. (the “Company”) on Form 10-Q for the period ended April 2, 2005 as filed with the Securities and Exchange Commission (the “Report”), I, Richard S. Hill, Chairman of the Board of Directors and Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Dated: May 6, 2005	By:	/s/ Richard S. Hill

Richard S. Hill
Chairman of the Board of Directors and Chief Executive Officer